99.1

                                                               Execution Version

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT (as amended or supplemented from time to time, this "Agreement") is dated as of January 31, 2005 (the "Closing Date") by and among:

            (1) Alexandria Financial Services, LLC, a Louisiana limited liability company;

            (2) Alexandria Acquisition, LLC, a Louisiana limited liability company, a direct wholly-owned subsidiary of Alexandria Financial Services, LLC

            (3) American Check Cashers of Lafayette, LLC, a Louisiana limited liability company;

            (4) ACC of Lake Charles, LLC, a Louisiana limited liability company, a direct wholly-owned subsidiary of American Check Cashers of Lafayette, LLC;

            (5) Southern Financial Services of Louisiana, LLC, a Louisiana limited liability company ("Southern");

            Each of the aforesaid entities are individually at times hereafter referred to as a "Seller," and collectively as the "Sellers"

                                       and

            (6)   Jerry W. Brents;

            (7)   Julie Brents Bouligny;

            (8)   D. Keith Chunn;

            (9)   The Brents Company, LLC;

            (10)  The Julie K. Brents Revocable Trust;

            (11)  The KJB 2004 Grantor Retained Annuity Trust No. 1;

            (12)  The KJB 2004 Grantor Retained Annuity Trust No. 2;

            (13)  The JWB 2004 Grantor Retained Annuity Trust No. 1;

            (14)  The JWB 2004 Grantor Retained Annuity Trurst No. 2;

            Each of the aforementioned individuals are individually at times hereafter referred to as a "Member" or collectively as the "Members")
                                       and

            (15) Check Mart of Louisiana, Inc., a Louisiana corporation (the "Buyer"); and

            (16) Dollar Financial Group, Inc., a New York corporation (the "Guarantor").

            Seller, Sellers, Member, Members, and Buyer and Guarantor are hereinafter at times referred to as the Parties.

                                   BACKGROUND

         Each Seller is engaged in the business of owning and operating various businesses which provide check cashing services and money transfer services, sell money orders and extend short-term "pay day" and tax refund consumer loans (each, a "Business," and collectively, the "Businesses"). The Businesses are operated from and located at the branch stores set forth on
Schedule I attached to this Agreement (collectively, the "Branches," and each individually, a "Branch"). The Members' respective percentage ownership of the issued and outstanding membership interests of each Seller in which such Member owns any membership interest are set forth on Schedule II attached to this Agreement. The Buyer desires to purchase from the each Seller and each Seller desires to sell to the Buyer, substantially all of the assets used by such Seller in the conduct of its Business, all in accordance with the terms and subject to the conditions contained in this Agreement. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in Section 20 of this Agreement.

            IN CONSIDERATION of the foregoing and the mutual promises contained in this Agreement, the Parties, intending to be legally bound, hereby agree to the following:

            1. Sale and Purchase of Assets.

                  1.1 Purchased Assets. In accordance with the terms and subject to the conditions set forth in this Agreement, each Seller hereby sells to the Buyer, and the Buyer hereby purchases from such Seller, free and clear of any Liabilities, security interests, mortgages, liens, encumbrances, rights of others and any other burdens and restrictions whatsoever (the "Adverse Claims") other than the Assumed Liabilities, all right, title and interest in and to all assets used in or incidental to the conduct of such Seller's Business, the same being specifically and exclusively the following listed assets (collectively, the "Purchased Assets"):

                              (a) except for any receivables from any of the
Sellers' employees, any other Seller, any Member, any family member of the Members, or any affiliated entities of any Seller or Member or any third party, in each of the foregoing cases, which does not pertain to any payday loan or other loan of any type which is offered by such Seller to its customers in the ordinary course of business or any Assumed Contract (collectively, the "Excluded Receivables"), all accounts receivable, notes receivable, and other forms of receivables, including the right to receive all past due payments from past or present customers (collectively, the "Receivables") outstanding as of the opening of business on the Closing Date;

                              (b) all Loans and Notes including the right to
receive all past due payments from past or present customers identified on
Schedule 1.1(b);

                              (c) all interests of such Seller in the unexpired
leases on real property (collectively the "Unexpired Leases") relating to the Branches set forth on Schedule 1.1(c);

                              (d) all interests of such Seller in the Contracts
identified on Schedule 1.1(d) (the "Assumed Contracts");

                              (e) except for the Retained Checks, all checks
deposited by such Seller prior to the Closing and returned unpaid;

                              (f) all inventories of goods, packaging materials
and other goods and products held for sale (collectively, the "Inventory");

                              (g) all supplies, equipment, machinery, removable
leasehold improvements, office furniture, computing and telecommunications and other equipment, spare parts, supplies, fixtures and all other items of tangible personal property;

                              (h) the motor vehicles listed Schedule 1.1(h);

                              (i) all trademarks, service marks, trade names,
trade dress, fictitious names, internet domain names, uniform resource locators
(URLs), and any other names and locators associated with the interest, whether owned or licensed and whether registered or unregistered and whether or not currently in use, together with all registrations, applications and renewals for any of the foregoing, including the Names listed in Section 9.3 (collectively, the "Trademarks");

                              (j) all copyrights and copyrightable works and any
other works of authorship, whether statutory or common law, registered or unregistered, together with all registrations, applications and renewals for any of the foregoing, and all moral rights thereto under the laws of any jurisdiction (collectively, the "Copyrights");

                              (k) all computer software including data,
databases and documentation, Interest websites and the content thereof (collectively, the "Software");

                              (l) the Business as a going concern and all of the
Sellers' goodwill associated therewith;

                              (m) all Permits, to the extent transferable;

                              (n) except for the Seller's corporate, or other
legal entity, franchise or corporate seals, Articles of Organization, Operating Agreements, Minute books, stock books, tax returns, and other records having to do with the Corporate or other legal entity organization and/or capitalization of Sellers, all records, documents, lists and files, relating to any of the Purchased Assets, the Assumed Liabilities, and the Business including price lists, lists of accounts, customers, suppliers and personnel, all product, business and marketing plans and data, historical sales data and all books, ledgers, files and business records (including all financial records and books of account) of or relating to any of the Purchased Assets, the

Assumed Liabilities, and the Business in any of the foregoing cases, whether in electronic form or otherwise (collectively, the "Books and Records");

                              (o) all telephone and facsimile numbers relating
to the Business;

                              (p) all Restrictive Covenants, all Adverse Claims
on the assets of others, all catalogues, brochures, art work, photographs and advertising and marketing materials pertaining to such Seller's Business;

                              (q) all claims, deposits, prepayments (except
those relating to Retained Liabilities), refunds (except tax refunds) and other amounts prepaid by the Sellers other than for services provided in connection with this Agreement arising out of any of the assets described in Sections 1.1(a) through 1.1(p) above (collectively, the "Prepaid Items");

                              (r) all cash on hand at all Branches of Sellers at
 the opening of business on the Closing Date;

                              (s) all other assets and property located within
the walls of any of such Seller's Branches on the Closing Date, plus outdoor signage; and

                              (t) except where prohibited by law, all rights,
causes of action, and claims against third parties including all warranties, guarantees, sureties, indemnities and similar rights in favor of such Seller arising out of or with respect to any of the assets described in Sections 1.1(a) through 1.1(s).

                  1.2 Certain Transitional Matters. Notwithstanding anything to the contrary contained in this Agreement, any Bill of Sale or any Assignment and Assumption Agreement, to the extent that the sale or delegation by any Seller, or the purchase or assumption by the Buyer, of any of the Purchased Assets or any of the Assumed Liabilities requires any Consent or Regulatory Approval, this Agreement, the applicable Bill of Sale and the applicable Assignment and Assumption Agreement shall constitute the applicable Seller's agreement to sell and delegate, and the Buyer's agreement to purchase and assume, such Purchased Assets and Assumed Liabilities as promptly as practicable following the obtainment of any necessary Consent or Regulatory Approval; provided, that from and after the Closing Date until the date on which such Consent or Regulatory Approval is obtained, the applicable Seller shall (and Members shall cause such Seller to) make available to the Buyer the economic and practical benefits of such Purchased Assets and Assumed Liabilities for no additional consideration. If and to the extent that the applicable Seller is making available to the Buyer the economic and practical benefits of such Purchased Assets, the risk of loss for such Purchased Assets shall rest with the Buyer. Nothing contained in this
Section 1.2 is intended to impair, reduce or otherwise modify any representation, warranty and covenant contained in the this Agreement including those relating to any of the Purchased Assets or to any of the Assumed Liabilities.

            2. Consideration and Payment; Allocation.

                  2.1 Payment of Purchase Price for Purchased Assets. The total purchase price to be paid to the Sellers for the Purchased Assets will be the sum of (a) the sum of

(i) Nine Million, Eight Hundred Ninety Eight Thousand, Six Hundred Eighteen Dollars ($9,898,618), plus (ii) the aggregate principal amount of all Loans underwritten in the normal and ordinary course of business consistent with past practice at the Branch located at 1614 Sampson Street, Westlake, Louisiana and the Branch, located at 10088 Greenwell Springs Road, Baton Rouge, Louisiana, which are outstanding as of the opening of business on the Closing Date and not then in default plus (iii) a dollar for dollar payment for all cash on hand at all of the Branches at the opening of business on the Closing Date (such sum the "Cash Consideration"), plus (b) the Contingent Consideration, if any, plus (c) the assumption by the Buyer of the Assumed Liabilities. The Cash Consideration shall be allocated among the Sellers and paid in accordance with Schedule 2.1 at time of the Closing.

                  2.2 Payment of Cash Consideration. At the Closing, the Buyer shall pay the Cash Consideration to each Seller in cash by federal or other wire transfer to the account previously designated by such Seller in writing in the proportions set forth in Schedule 2.1 as being payable to each Seller.

                  2.3 Apportionment. Notwithstanding Section 2.1, to the extent that Sellers made any payment(s) on account of any item set forth on Schedule
2.3 for a period which includes a period of time after the Closing Date, the Buyer is paying to the Sellers at the Closing concurrently with the execution and delivery of this Agreement an amount equal to the payment(s) made on account of the items listed on Schedule 2.3 attributable to the period of time after the Closing Date (collectively, the "Buyer's Apportionment"). To the extent that the Buyer shall make any payment(s) on account of any rents, real estate taxes, personal property taxes, water, utilities and other operating expenses of any of the Businesses that are attributable, in whole or in part, to a period which includes a period of time prior to the Closing Date, Sellers shall, within ten
(10) days after receipt of Buyer's statement therefor by the Sellers' and Members' Representative and the Southern Representative, as applicable, pay to the Buyer an amount equal to the payment(s) made on account of such items which are attributable to the period of time on or prior to the Closing Date.

                  2.4 Satisfaction of Buyer's Obligations. Upon the Buyer's payment of the Cash Consideration and the Buyer's Apportionment, the Buyer shall be deemed to have satisfied its obligations to make payments pursuant to this Agreement other than (a) the obligation of the Buyer to pay the Contingent Consideration, if any, and payable pursuant to Section 2.5; (b) the obligation of the Buyer to indemnify the Seller Indemnified Parties pursuant to Section 10.3; and (c) the Buyer's assumption of the Assumed Liabilities pursuant to
Section 4.1.

                  2.5 Contingent Consideration.

                              (a) In addition to the Cash Consideration, the
Sellers will be entitled to receive additional consideration (the "Contingent Consideration") for the Purchased Assets in the form of a cash payment by the Buyer to the Sellers as follows:

                                    (A) In the event that EBITDA, during the
twelve month period beginning on February 1, 2005 and ending on January 31, 2006 (the "Contingency Period") is at least equal to $2,442,155.00 ( which is the amount equal to the EBITDA for the trailing twelve month period ended October 31, 2004) the Buyer shall pay to the Sellers an aggregate amount equal to $2,442,155.00.

                                    (B) In the event that EBITDA, during the
Contingency Period, is at least equal to $1,831,616.20 but less than $2,442,155.00, the Buyer shall pay to the Sellers an amount equal to EBITDA during the Contingency Period.

                                    (C) In the event that EBITDA, during the
Contingency Period, is at least equal to $1,443,000, but less than $1,831,616.20, the Buyer shall pay to the Sellers an aggregate amount equal to the product of (i) a fraction, the numerator of which is EBITDA during the Contingency Period and the denominator of which is $2,442,155, multiplied by
(ii) EBITDA during the Contingency Period.

                                    (D) In no event will Sellers receive any
Contingent Consideration if EBITDA during the Contingency Period is less than $1,443,000.

                              (b) As soon as practicable after each calendar
month during the Contingency Period, the Buyer shall furnish to the Sellers and Members a statement of EBITDA, as of the end of such calendar month and as of the end of each preceding month during the Contingency Period.

                              (c) Within 30 days after the Contingency Period,
the Buyer will prepare and deliver to the Sellers and Members Representative and the Southern Representative an earnings statement ("EBITDA Statement") setting forth a calculation of the total EBITDA during the Contingency Period.

                              (d) If the Sellers' and Members' Representative
and the Southern Representative disagree with the EBITDA Statement or the calculation of EBITDA, then the Sellers' and Members' Representative and the Southern Representative must deliver a single written notice to the Buyer of any dispute ("Notice of Contingent Consideration Dispute"). The Notice of Contingent Consideration Dispute must specify such dispute in reasonable detail. If the Sellers' and Members' Representative and the Southern Representative do not deliver to the Buyer a Notice of Contingent Consideration Dispute on or before 5:00 P.M., local Lafayette, Louisiana time on the date which is the 30th day following the Sellers' and Members' Representative's and the Southern Representative's receipt of the EBITDA Statement (the "Contingent Consideration Dispute Period"), then such EBITDA Statement and the calculation of EBITDA will be final, conclusive and binding on the Parties. If the Sellers' and Members' Representative and the Southern Representative deliver a Notice of Contingent Consideration Dispute before the expiration of the Contingent Consideration Dispute Period, then the Sellers' and Members' Representative, the Southern Representative and the Buyer will use reasonable efforts to negotiate a resolution of such dispute. If the Sellers' and Members' Representative, the Southern Representative and the Buyer, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the delivery of the Notice of Contingent Consideration Dispute then, no Party shall have any liability for failing to agree and the Buyer, the Sellers' and Members' Representative and the Southern Representative jointly will engage an independent accounting firm which is mutually agreeable to the Buyer, the Sellers' and Members' Representative and the Southern Representative within 10 days after the end of such

30-day period to resolve the dispute. If the Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, cannot agree upon an independent accounting firm, then each of the Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, shall select an independent accounting firm. The two accounting firms so selected shall jointly select a third independent accounting firm to resolve the dispute. Whichever accounting firm is selected through this process is hereinafter referred to as the Accounting Firm. Each of the Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, shall submit to the Accounting Firm a form of determination, stating completely and in detail the determination sought by such party with respect to each item in dispute (the "Form of Determination"). The Accounting Firm shall conduct its own review and shall select, as to any item in dispute, any of the amount set forth in the Buyer's Form of Determination, the Sellers' and Members' Representatives and Southern Representative's Form of Determination or any amount in between the two. The Accounting Firm's decision shall be (i) in writing, (ii) furnished to the Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, as promptly as practicable after the dispute has been referred to the Accounting Firm, (iii) made in accordance with this Section 2.5(d) and Section 20(j) this Agreement, and (iv) final, conclusive and binding upon the Parties. Each of the Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, will use reasonable efforts to cause the Accounting Firm to render its decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Accounting Firm for information, books, records and similar items. The Buyer, on the one hand, and the Sellers' and Members' Representative and the Southern Representative, on the other hand, shall pay their own costs and expenses incurred under this Section 2.5(d). The cost of such determination by the agreed to Accounting Firm or Firms will be allocated equally between the Buyer, on the one hand, and the Sellers and Members, on the other hand.

                              (e) For purposes of complying with the terms set
forth in Section 2.5(d), each Party shall cooperate with and make available to the other Parties and their respective representatives all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the EBITDA Statement and the resolution of any disputes thereunder.

                              (f) Subject to the terms and conditions of this
Agreement, the Contingent Consideration, if any, will be paid by the Buyer to the Sellers five (5) business days after the final determination of the Contingent Consideration. It shall be sent by federal or other wire transfer to the accounts designated in writing by the Sellers. The Contingent Consideration shall be paid to Sellers in accordance with the allocation percentages set forth in Schedule 2.1.

                  2.6 Tax Allocation. The Cash Consideration and the Contingent Consideration shall be allocated among the Purchased Assets as provided on
Schedule 2.6. The allocation of the Cash Consideration and the Contingent Consideration among the Purchased Assets provided on Schedule 2.6 is intended to comply with Section 1060 of the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as amended (the "Code"). In furtherance thereof, each Seller has completed, and provided the Buyer with a true and complete copy of, United States Internal Revenue Service Form 8594, in a manner consistent with

Schedule 2.6. Buyer, each Seller and its Affiliates shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocations set forth on Schedule 2.6 and such Form 8594. The Seller shall not (unless compelled by any governmental or regulatory authority or required by applicable Requirement of Law) take any position (whether in an audit, any Tax Return or otherwise) which is inconsistent with the allocations set forth on Schedule 2.6 and such Form 8594.

            3. Closing.

                  3.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") is being held at the offices of Davidson, Meaux, Sonnier & McElligott LLP, 810 South Buchanan Street, Lafayette, LA, concurrently with the execution and delivery of this Agreement. The Closing Date is January 31, 2005. The Closing shall be effective as of 12:00 am local Lafayette, Louisiana time on the Closing Date.

                  3.2 Sellers and Members Deliveries. At the Closing, each of the Sellers and the Members is delivering to the Buyer the documents and items described in Section 8.1.

                  3.3 Buyer Deliveries. At the Closing, each Buyer is delivering to the Sellers the documents and items described in Section 8.2.

            4. Assumed Liabilities; Retained Liabilities; Certain Employee Matters.

                  4.1 Assumed Liabilities. At the Closing, the Buyer is assuming only those executory obligations arising after the Closing under each of the Assumed Contracts and the Unexpired Leases, unless any such executory obligations result from, arise out of, relate to, or are caused by any one or more of the following: (i) any breach of any such Assumed Contract or Unexpired Lease occurring on or before the Closing Date, (ii) any breach of warranty, infringement or violation of applicable Requirement of Law occurring on or before the Closing Date, or (iii) any event or condition occurring or existing on or before the Closing Date which through the passage of time or the giving of notice or both would constitute a breach or default by the applicable Seller under such Assumed Contract or Unexpired Lease (collectively, the "Assumed Liabilities").

                  4.2 Retained Liabilities. Except for the Assumed Liabilities, the Buyer shall not, by virtue of its acquisition of the Purchased Assets or otherwise, assume or become responsible for any Liabilities of any Seller or any Affiliate of any Seller, any Member or any of the Businesses, of any kind and nature that are not expressly included within the definition of Assumed Liabilities (collectively, the "Retained Liabilities), including:

                              (a) Liabilities for accounts payables, or trade
indebtedness, indebtedness to banks and other financial institutions, or to stockholders, members or affiliates;

                              (b) Liabilities in respect of employment with any
of the Sellers for any wages, salary, vacation pay, sick leave pay or pay for time not worked, back pay, severance or termination pay or other compensation, Taxes or arising in connection with or related to any Employee Benefit Plan, if any, including, pursuant to COBRA;

                              (c) Liabilities relating to Taxes;

                              (d) except to the extent arising from or relating
to any actions or conditions which first occur or exist after the Closing Date with respect to the Buyer's operation of the Branches, all Liabilities of any Seller relating to any condition with respect to contamination of air, soil, surface or ground waters, and all other environmental media at any real property ever owned, leased or operated by any of Sellers including any of the Branches;

                              (e) Liabilities relating to personal injury or
property damage or relating to goods and services sold prior to the Closing Date and alleged by third parties to be defective, including all tort claims and claims seeking special or consequential damages attributable to allegedly defective goods, materials or services supplied by any of Sellers;

                              (f) any Liabilities relating to any Seller's
failure to comply with any Requirement of Law prior to the Closing;

                              (g) any Liabilities relating to any of the matters
identified on either of Schedule 5.14 or Schedule 5.15(2) and

                              (h) any other Liabilities of any Seller or arising
out of the operations of any Seller or the Purchased Assets including for any civil or criminal damages or penalties (including punitive and exemplary damages allowed by law and interest), imposed on or sought to be imposed on any Seller or the Buyer or any of the officers, directors, members or stockholders of the Buyer, on account of any tortious, fraudulent, criminal or other act of any Seller or any of their respective officers, directors, members or stockholders.

Without limitation to the foregoing, the intent and objective of the Sellers, the Members and the Buyer is that, except for the Assumed Liabilities, the Buyer does not assume, and no transferee or successor liability of any kind and nature shall attach to the Buyer pertaining to, any of the Retained Liabilities, if any, all of which Retained Liabilities shall be the sole responsibility of and paid by the Sellers.

                  4.3 Certain Employee Matters. Before the Closing Date, the Buyer has made offers of employment to the contract employees of each Seller who provide services for and on behalf of such Seller's Business, all of which employees are listed on Schedule 4.3 (collectively, the "Employees") as of and conditioned upon the occurrence of the Closing. The Buyer and each Seller and Member hereby acknowledges that the offers of employment to the Employees were made on an at-will basis at substantially the same rate of compensation (exclusive of benefits) as is set forth on Schedule 4.3. Schedule 4.3 accurately sets forth, by Seller with respect to each Employee of such Seller (including any Employee who is on a leave of absence or on temporary layoff status subject to recall): (a) the name of such Employee and the date as of which such Employee was originally hired by the applicable Seller and whether the Employee is on an active or inactive status; (b) such Employee's title and classification; (c) such Employee's annualized compensation as of the date of this Agreement, including base salary and vacation and/or paid time off accrual amounts as of December 31, 2004, bonus and/or commission potential, severance pay potential, and any other compensation forms; and (d) any governmental authorization or Permit that is held by such Employee and that is used in connection with such Seller's Business. Nothing contained in this Agreement shall create any contract of employment or a promise of continued employment with the Buyer for any specified period and no third party beneficiary rights are provided to any Employee pursuant to this Agreement. Accordingly, the Buyer and each Seller and Member acknowledges that all offers of employment made by the Buyer and the actual employment of any Employee shall, at all times, be subject to the Buyer's right, in its sole discretion, to establish and modify, from time to time, the terms and conditions of the Employee's employment and to terminate such employment at any time. Except as the Buyer may otherwise expressly agree in writing, any Employee hired by the Buyer shall be treated as a new, at-will employee of the Buyer.

            5. Representations and Warranties of Sellers and Members. The Sellers and Members hereby jointly and severally represent and warrant to the Buyer as follows:

                  5.1 Organization and Standing of Sellers.

                              (a) Each Seller (i) is a limited liability company
duly organized, validly existing and in good standing under the laws of the State of Louisiana, is duly qualified and authorized to do business in Louisiana and (ii) has the limited liability company power and is entitled to carry on the Business as now conducted by such Seller and is authorized to enter into and perform this Agreement and the Transaction Documents entered into or to be entered into and performed by such Seller.

                              (b) True and complete copies of each Seller's
articles of organization and operating agreement are attached to this Agreement as Schedule 5.1(b).

                  5.2 Authorization; Enforceability.

                              (a) This Agreement, the Transaction Documents
delivered or to be delivered by each Seller to the Buyer and the transactions contemplated by this Agreement have been duly authorized by all limited liability company and member action required to be taken on the part of such Seller.

                              (b) Each Seller and Member has full capacity,
power and authority to execute and deliver this Agreement and the Transaction Documents to be executed and delivered by such Member.

                              (c) This Agreement and each of the Transaction
Documents entered into or to be entered into and performed by any Seller or Member are and shall be legal, valid and binding obligations of such Seller and Member, enforceable against such Seller and Member, as applicable, in accordance with their respective terms.

                  5.3 Ownership; Subsidiaries and Affiliates.

                              (a) Except as set forth on Schedule 5.3(a), no
person or entity other than Members owns record, beneficial or equitable ownership of any of the Sellers' respective membership interests.

                              (b) Sellers do not own, directly or indirectly,
any debt, equity or other ownership or financial interest in any other entity. No shares or other ownership or other interests, either of record, beneficially or equitably, in any entity are included in the Purchased Assets.

                              (c) Except as set forth on Schedule 5.3(c), no
Seller or Member operates at any location other than the Branches any business that is similar to the Businesses that are operated at any of the Branches.

                  5.4 Noncontravention of Contemplated Transactions; Consents and Government Approvals.

                              (a) The execution, delivery and performance of
this Agreement and the Transaction Documents delivered or to be delivered pursuant to this Agreement by Sellers or Members, as applicable, and the consummation thereof do not and will not (i) violate any Requirements of Law applicable to any Seller or any Member or any Order to which any Seller or any Member is subject or by which any of their respective properties are bound, (ii) conflict with, or result in the breach of, or constitute (or with or without the passage of time or the giving of notice or both might constitute) a default under, or result in the creation of any Adverse Claim upon any of the Businesses, any of the Purchased Assets, or any of the Assumed Liabilities by reason of or pursuant to, any of Sellers' or, in the case of any Member that is not an individual, such Member's articles of organization, operating agreement or other governing or constituting documents or any contracts to which any Seller or any Member is subject or by which any of their respective properties are bound.

                              (b) No Consents or Regulatory Approval is required
for any Seller or any Member to enter into and perform this Agreement or any of the Transaction Documents to be executed by any Seller or Member, or in connection with Sellers' and Members' consummation of the transactions contemplated by this Agreement.

                  5.5 Financial Statements. Attached to this Agreement as
Schedule 5.5 are the following financial statements of each Seller (collectively, the "Financial Statements"): (a) unaudited balance sheet and the statement of income as of and for each of the fiscal years ended December 31, 2001, 2002 and 2003 (the "Annual Financial Statements") and (b) unaudited balance sheet and statement of income as of and for the fiscal year ended December 31, 2004 (the "Most Recent Financial Statements"). The Financial Statements have been prepared in accordance with the cash method of tax accounting following U.S. federal income tax regulations consistently applied through the periods involved and fairly present the financial condition and results of operations of each Seller as of and for the period ended the date thereof. The Financial Statements were prepared from, and properly reflect, the Books and Records, all of which Books and Records accurately and fairly reflect, in reasonable scope and detail and in accordance with good business practice, revenues and expenses, assets and liabilities of each Seller and such other information as is contained therein.

                  5.6 Undisclosed Liabilities and Obligations. To the best of any Seller's or any Member's knowledge, no Seller has any Liabilities except to the extent reflected or reserved against in the Most Recent Financial Statements.

                  5.7 No Changes. Since December 31, 2003:

                              (a) each Seller has operated its Business in the
ordinary course in a manner consistent with past practices and paid and discharged, in accordance with past practice but not less than on a timely basis, all of such Seller's payables and other Liabilities;

                              (b) to the best of any Seller's or any Member's
knowledge, there has not been any development, event, change, circumstance or condition, whether considered alone or together any other one or more developments, changes, circumstances or conditions, that has had, or could have, a material adverse effect upon any of (A) the Purchased Assets, (B) the nature and amount of the Assumed Liabilities, (C) the ability of any Seller to satisfy and discharge fully the Retained Liabilities, (D) the business, prospects, operations, results of operations, liabilities or condition (financial or otherwise) of any Seller, and (E) the ability of any Seller or any Member to consummate the Transactions;

                              (c) made any change to its accounting methods,
principles or practices;

                              (d) no Seller has liquidated Inventory or accepted
product returns, except for sales and returns made in the ordinary course of business;

                              (e) no Seller has sold, leased, exchanged,
transferred or otherwise disposed or, or agreed to sell, lease, exchange, transfer or otherwise dispose of, any assets with an individual fair money value of $5,000 or more, in each case, or $25,000 in the aggregate which is not reflected in the Most Recent Financial Statements; and

                              (f) no Seller has entered into any Contract or
written commitment to do any of the foregoing.

                  5.8 Title to Properties. Except for (a) the properties and assets which are leased or licensed by any of Sellers and identified as such, by Seller, on Schedule 1.1(d); (b) the items of Software licensed by any of Sellers and identified, as such, by Sellers, on Schedule 1.1(d); and (c) the Leased Real Property on which each Seller's Branch is located, each Seller has good and marketable title to all the Purchased Assets being sold by such Seller to the Buyer, free and clear of all Adverse Claims. Each Seller has a valid and enforceable license, lease and right to use all assets included within the Purchased Assets which are either licensed or leased by such Seller and each Seller enjoys peaceful and undisturbed possession thereunder. All of the Purchased Assets being sold by a Seller to the Buyer are located at such Seller's Branches. All assets of each Seller that are used to operate such Seller's business as presently conducted are located at such Seller's Branches. Except as otherwise expressly contemplated by the first sentence of this Section 5.8, or with respect to the Contracts set forth on Schedule 5.8 to which Management Consultant Services is the contracting party, no person or entity (including any affiliate of any Seller or any Member) owns or has any right or interest in any of the assets and property incidental or relating to, or used in connection with, any of the Businesses. Management Consultant Services owns all rights and interest to the Contracts listed on Schedule 5.8. Alexandria Financial Services, LLC does not have any outstanding Liabilities owning to any of Red River Bank or its successors or TBS Financial Inc. or its successors. American

Check Cashers of Lafayette LLC does not have any outstanding Liabilities owing to Whitney National bank or its successors. Each of (A) UCC-1 Financing Statement No. 40-055278 filed in Rapides Parish, Louisiana naming Red River Bank as secured party and Alexandria Financial Services LLC d/b/a American Check Cashers as debtor, (B) UCC-1 Financing Statement No. 28-396760 filed in Lafayette Parish, Louisiana naming TBS Financial Inc. as secured party and Alexandria Financial Services LLC as debtor, and (C) UCC-1 Financing Statement No. 17-1228760 filed in East Baton Rouge Parish, Louisiana naming Whitney National Bank as secured party and American Check Cashers of Lafayette, LLC as debtor identifies a security interest that has been fully satisfied, discharged and terminated before the Closing.

                  5.9 Real Estate. No Seller owns or has ever owned any real property. The only real property used by Sellers are the Branches, each of which is leased pursuant to the leases identified on Schedule 1.1(c) (collectively, the "Leased Real Property"). None of the Unexpired Leases and no extract or memorandum therefor has been recorded or filed with any recording or filing office of any jurisdiction by any Seller and, to the best of any Seller's or Member's knowledge, by the landlord thereunder. To the best of any Seller's or any Member's knowledge, all buildings, structures, fixtures and improvements, and all mechanical and operating systems comprising a part of the Leased Real Property are structurally sound, in compliance with all Requirements of Law and restrictive covenants, easements and any similar instruments and agreements pertaining thereto and in good condition, ordinary wear and tear excepted, and are sufficient to carry on the Business as conducted thereon. To the best of any Seller's or any Member's knowledge, all utilities and services currently provided to the Branches are adequate for use in the Business as conducted thereon. The use and operation of the Branches are in conformance with all applicable Requirements of Law, Orders and Permits. All utility charges previously due and payable with respect to each Branch have been fully paid. To the best of any Seller's or any Member's knowledge, there are no restrictions on entrance to or exit from any of the Branches to adjacent public streets and highways and no conditions exist that will result in the termination of the present access to and from any of the Branches to existing public streets and highways. To the best of any Seller's or any Member's knowledge, there are no proposed reassessments (other than regular periodic reassessments required by statute) of any of the Leased Real Property by any Governmental or Regulatory Authority. No Seller or Member has received written notice of, and no Seller or, to the best knowledge of any Seller or Member, any other party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any easement, restrictive covenant or any similar instrument or agreement affecting any of the Leased Real Property. To the best of any Seller's or any Member's knowledge, there are no condemnation, appropriation or other proceedings involving any taking of any of the Branches pending or threatened. To the best of any Seller's or any Member's knowledge, no part of any of the Branches contains, is located within, or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to any special Requirement of Law, control or protection. The Sellers and Members have provided or caused to be provided to the Buyer true and complete copies of each Unexpired Lease.

                  5.10 Condition of Purchased Assets. The Purchased Assets are currently being used to carry on the Business as currently conducted and are in good condition and repair, ordinary wear and tear excepted. The operation and the use of the Purchased Assets are in conformance with all applicable Requirements of Law, Orders and Permits.

                  5.11 Environmental. To the best of any Seller's or any Member's knowledge, there have occurred no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis for any Legal Proceeding (as defined in Section 5.14), Order, remedial or responsive action, or study or investigation involving or relating to any Seller or any Branch, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals or hazardous substances.

                  5.12 Contracts and Commitments. Schedule 5.12 lists, by Seller, all Contracts other than the Unexpired Leases. True and complete copies of all written Contracts so listed have been delivered to the Buyer. In addition, Schedule 5.12 contains a true and complete description, by Seller, of all of the material terms of all oral Contracts, if any. The Sellers (and, in the case of Contracts and Unexpired Leases identified on Schedule 5.8, Management Consultant Services) are not and, to the best of any Seller's or any Member's knowledge, all other parties to any Unexpired Lease or Assumed Contract are not, in breach of, or default under, any provision thereof, and no event has occurred which with or without the passage of time or the giving of notice or both would constitute a breach or default under thereunder with respect to the Sellers (and, in the case of Contracts and Unexpired Leases identified on Schedule 5.8, Management Consultant Services) and, to the best of any Seller's or any Member's knowledge, with respect to such other parties to such Assumed Contracts and Unexpired Leases. No party to any Unexpired Lease or Assumed Contract has provided a Seller or Sellers (and, in the case of Contracts and Unexpired Leases identified on Schedule 5.8, Management Consultant Services) with notice of such party's intention to terminate or withdraw its participation in any Unexpired Lease or Assumed Contract. All copies of each written Contract delivered to the Buyer and the descriptions of each oral Contract contained in
Schedule 5.12 contain and describe the entire agreement between the parties to such Contract as to the subject matter of such Contract and there have been no waivers, forbearances or modifications of any kind whatsoever to the express terms set forth in such written Contract or as described with respect to such oral Contract.

                  5.13 Patents, Trademarks, and Copyrights. No Seller or Member owns any patents or any patent applications. Schedule 5.13 contains a complete and correct list, by Seller, of all Copyrights and all Trademarks owned or used by such Seller in the conduct of its Business. Schedule 5.13 also contains a complete and correct list, by Seller of all Software used in the operations of such Seller's Business. No Seller has any obligation to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Copyright or Trademark on account of Sellers' conduct of their Business. To the best of any Seller's or any Member's knowledge, no Seller is infringing or misappropriating, and no Seller has infringed upon or misappropriated, the rights of any other person or entity.

                  5.14 Pending Litigation, Proceedings or Investigations. Except as set forth on Schedule 5.14, there is no suit, action, asserted claim, arbitration, grievance, litigation, administrative or other proceeding (a "Legal Proceeding") pending or, to the best of any Seller's or any Member's knowledge, threatened, against or related to any of Sellers, Members, the Businesses, the Assumed Liabilities or the Purchased Assets or which could adversely affect or restrict the ability of any Seller or Member to consummate fully the transactions contemplated by this Agreement. Schedule 5.14 also contains a true and complete list of all Orders to which any

Seller or, to the extent relating to any Seller or its Business and any Member, is subject or by which any of their respective properties are bound.

                  5.15 Absence of Restrictions; Compliance with Laws; Permits. Except as set forth on Schedule 5.15, no Seller or Member is subject to any Contract or other obligation that proposes to or has the effect of limiting such Seller's or Member's right to engage or compete with any person or entity in any business. No Seller or, to the extent relating to any Seller or its Business, Member is in violation of, or in default under, any Requirement of Law applicable to such Seller or Member or any Order issued or pending against such Seller or Member or by which such Seller or Member or any of their respective properties are bound. Each Seller has obtained or filed all Permits that are, to the best of any Seller's or any Member's knowledge, required for the operation of such Seller's Business and Branches. Schedule 5.15(1) contains a complete and accurate list, by Seller, of all of its Permits. To the best of any Seller's or any Member's knowledge, all such Permits were made in accordance with applicable Requirements of Law when obtained or filed. Except as set forth on Schedule 5.15(2), no deficiencies have been asserted by any Governmental or Regulatory Authority with respect to any Permit that has not been finally resolved. All Permits are valid and in full force and no revocation, cancellation, or withdrawal thereof has been effected or threatened to the best of any Seller's or any Member's knowledge.

                  5.16 Loans to Customers.

                              (a) Schedule 1.1(b) contains a complete and
accurate listing and aging, by Seller and Branch, of each Loan.

                              (b) There has been no fraud, dishonesty or
misrepresentation on the part of any Seller or, to the best of any Seller's or any Member's knowledge, the maker of any Note.

                              (c) No Note is subject to any right of rescission,
set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Note, or the exercise of any right thereunder, render such Note unenforceable, in whole or in part, or subject such Note to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                              (d) To the best of any Seller's or any Member's
knowledge, any and all Requirements of Law including usury, truth in lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing and collection of each Loan have been complied with in all respects.

                              (e) Each Note is genuine and is the legal, valid
and binding obligation of the maker thereof, enforceable in accordance with its terms.

                              (f) All parties to each Note had legal capacity to
enter into the underlying Loan and to execute and deliver such Note, and such Note has been duly and properly executed by such parties and all proceeds of such Note have been duly disbursed.

                              (g) All parties which have had any interest in any
Loan, whether as assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing Requirements of Law.

                              (h) No Seller has waived any default, breach,
violation or event of acceleration under any Note. Schedule 5.16(h) sets forth a complete and accurate list of all Loans that are in default as of the Closing Date.

                              (i) To the best knowledge of any Seller or any
Member, no obligor under any Note (the "Obligor") has filed for protection under any bankruptcy proceeding following the origination of any currently outstanding loan to such Obligor.

                              (j) No Note is secured by any collateral.

                              (k) Each Obligor has received all disclosures
required by all applicable Requirements of Law with respect to the making of loans of the same type as the Loan made to such Obligor and any rescission materials required by all applicable Requirements of Law.

                              (l) Each Seller is the sole owner and holder of
each Loan originated by such Seller. No Loan has been assigned or pledged by any Seller and each Seller had good and marketable title thereto, and free and clear of all Adverse Claims. Each Seller has full right to transfer and sell each Loan to the Buyer, free and clear of Adverse Claims, and has full right and authority, subject to no interest or participation in, or agreement with any other person or entity to sell or otherwise transfer such Loan. The sale of each Loan and Note as and in the manner contemplated by this Agreement is sufficient to fully transfer to the Buyer all right, title and interest of the applicable thereto as noteholder.

                              (m) Each Loan was underwritten in accordance with
the applicable Seller's processes, procedures and guidelines for the making of such Loans in effect at the time of origination with exceptions thereto exercised in a reasonable manner, and supported by appropriate documentation contained in the file for such Loan.

                              (n) No Obligor has notified any Seller, and no
relief has been requested or allowed to any Obligor, under the Servicemens' Civil Relief Act, except as set forth on Schedule 5.16(n).

                  5.17 Solvency. On and as of the date of this Agreement, and after giving effect to the Closing and the other Transactions, no Seller or Member is or will be insolvent as defined in, or otherwise in a condition which could render any transfer or conveyance made by Sellers or Members avoidable or fraudulent pursuant to, any Requirement of Law pertaining to bankruptcy, insolvency or creditors' rights generally or relating to fraudulent conveyances, fraudulent transfers or preferences. Each of Sellers and Members are receiving reasonably equivalent value and consideration from the Buyer for the Purchased Assets being sold by such Seller and are not selling such Purchased Assets to the Buyer with the intent to hinder, delay or defraud any of its creditors.

                  5.18 No Brokers. None of the Sellers or Members engaged any person or entity as a broker, finder or intermediary for or on account of any of the Transactions.

                  5.19 Receivables. Schedule 5.19 contains a true and complete listing (including maturity and due dates), by Seller, of each Seller's Receivables (other than the Loans) if any, sold as a Purchased Asset, as of the date of this Agreement. The Loans and Receivables arose from bona fide transactions in the ordinary course of business and reflect credit terms consistent with past practice. Subject to proper reserves taken into account as reflected on Schedule 5.19, each Receivable should be fully collectible in the ordinary course of business.

                  5.20 Inventory. All Inventory reflected in the Books and Records (i) was purchased and is maintained in the ordinary course of business,
(ii) is of good and merchantable quality and is free from any material defect. No Seller is under any obligation or liability with respect to the return of any Inventory sold or furnished to any person or entity.

                  5.21 Tax Matters. Each Seller has duly and timely filed all Tax Returns required to be filed by such Seller. The Sellers have provided the Buyer with true and complete copies of all federal and state income Tax Returns for Sellers for the tax years ended December 31, 2001, 2002 and 2003. Each Tax Return filed by Sellers was true and complete when filed. The Sellers have fully paid all Taxes that were due and payable, or asserted or claimed to be due and payable by any federal, state or local tax authority from Sellers for the period covered by the applicable Tax Returns or any statement or other document issued by any such tax authority. None of Sellers nor any Member has received any outstanding and unresolved notices from the IRS or any other governmental or regulatory authority of any proposed examination or of any proposed change in reported information relating to any Seller. There are no Adverse Claims of any kind for Taxes upon any of the Purchased Assets other than for those Adverse Claims for Taxes not yet due and payable. Each Seller has complied with all applicable Requirements of Law relating to the payment and withholding of Taxes (including withholding Taxes pursuant to Sections 1441 and 1442 of the Code). All monies each Seller is required by applicable Requirement of Law to collect or withhold from the employees of such Seller for income Taxes, social security and other payroll Taxes, or from independent contractors, shareholders or other third parties, have, within the time and manner presented by applicable Requirement of Law, been collected or withheld, and paid to the respective governmental or regulatory authority. None of Sellers have made an election under Treas. Reg. ss. 301.7701-3 to be treated as an association taxable as a corporation. Each of Sellers have been properly treated as a partnership or disregarded entity since their inception for all federal and state tax purposes.

                  5.22 Officers and Directors. Except as set forth on Schedule
5.22 attached to this Agreement, none of the Members or significant employees of any of Sellers has, within the past five (5) years:

                              (a) been convicted of, or pled guilty or no
contest to, any crime (other than traffic offenses and other minor offenses);

                              (b) been named as a subject of any criminal Legal
Proceeding (other than for traffic offenses and other minor offenses);

                              (c) been the subject of any Order or sanction
relating to an alleged violation of, or otherwise found by any governmental or regulatory authority to have violated: (i) any Requirement of Law relating to consumer lending, (ii) any Requirement of Law respecting financial institutions, insurance companies, or fiduciary duties owed to any person or entity, (iii) any Requirement of Law prohibiting fraud (including mail fraud or wire fraud); or

                              (d) been the subject of any Order enjoining or
otherwise prohibiting him or her from engaging in any type of business activity.

During the past five (5) years, (i) no petition under the Federal bankruptcy laws or any state insolvency or similar law has been filed by or against, and
(ii) no receiver, conservator, fiscal agent or similar officer has been appointed for, any Seller or Member or significant employees of any Seller or any partnership in which any of the foregoing individuals was a general partner or any entity of which any of the foregoing individuals was a director or an executive officer or had a position having similar powers and authority at or within two (2) years of the date of such filing or appointment.

                  5.23 Additional Employee Matters. The information contained in
Section 4.3 is true and complete. Each Employee's employment for any Seller is "at-will." Sellers have no obligation to pay any Employee any severance or similar payments. No Seller is a party to or bound by any collective bargaining agreement and no collective bargaining agreement covering any Seller's employees is currently being negotiated. To the best knowledge of any of Sellers or Members, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees of any of Sellers. There is no, and since January 1, 2000 there has been no, work stoppage, strike, slowdown, picketing or other labor disturbance or controversy by or with respect to any Seller's employees or former employees. In addition, no dispute with or claim against any Seller relating to any labor or employment matter including employment practices, discrimination, terms and conditions of employment, or wages and hours is outstanding or, to the best of any Seller's or any Member's knowledge, is threatened. There is no claim or petition pending before, and at no time since January 1, 2000 has there been, any claim or petition made to, any governmental or regulatory authority including the National Labor Relations Board or the Equal Employment Opportunity Commission against any of Sellers with respect to any labor or employment matter, except as set forth on Schedule 5.23.

                  5.24 Employee Benefit Plans.

                              (a) The Businesses herein sold have not
established any Employee Benefit Plans. The Businesses' work force, except for the Members, is provided through as contract for labor service with Delta Administrative Services, LLC pursuant to a Service Agreement dated November 17, 2001.

                              (b) None of Sellers or any entity that is included
with such Seller in a controlled group or affiliated services group under Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has ever sponsored, maintained or contributed to, or been obligated to contribute to, (i) any money purchase pension plan or (ii) any employee benefit plan subject to Title IV of ERISA and the minimum funding requirements of Code Section 412.

                              (c) Except as set forth on Schedule 5.24(c)(1),
there are no current or former Employees who are on leave of absence under either of the Uniformed Services Employment or Reemployment Rights Act or the Family Medical Leave Act. Schedule 5.24(c)(2) reflects: (i) each individual who has elected or has a right to elect continuation coverage under any Employee Benefit Plan pursuant to COBRA (29 U.S.C. ss.ss.1161 to 1169), as amended; and
(ii) the date and type of each such individual's qualifying event (as defined in 29 U.S.C. ss.1163).

                              (d) Excluding (i) death benefits or retirement
benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code and (ii) benefits, the full cost of which is borne by the current or former employee (or his beneficiary), no Employee Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service.

                  5.25 Accuracy and Completeness of Information. All information furnished, to be furnished or caused to be furnished to the Buyer by any or all of Seller and Members with respect to any of the Purchased Assets, the Assumed Liabilities, the Businesses, Sellers and Members for the purposes of or in connection with this Agreement or any of the transactions contemplated by this Agreement is or, if furnished after the date of this Agreement, shall be true and complete in all material respects and, does not, and if furnished after the date of this Agreement, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

            6. Representations and Warranties of Buyer. The Buyer represents and warrants to Sellers and Members as follows:

                  6.1 Organization and Standing of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana in doing business in the State of Louisiana and has the authority to engage in the pay day loan and cash checking businesses.

                  6.2 Authorization. The execution, delivery and performance by the Buyer of this Agreement, the Transaction Documents to be entered into and performed by the Buyer and the Transactions have been duly authorized by all necessary organizational action on the part of the Buyer. This Agreement and each of the Transaction Documents entered into by the Buyer or to be entered into or performed by the Buyer have been duly entered into by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.

                  6.3 Noncontravention of Contemplated Transactions; Consents and Government Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents delivered or to be delivered pursuant to this Agreement by the Buyer and the consummation thereof do not and will not:
(i) violate any Requirements of Law applicable to the Buyer or any Order to which the Buyer is subject or by which the Buyer's properties are bound; or (ii) conflict with, or result in the breach of, or constitute (or with or without the passage of time or the giving of notice or both might constitute) a default under any of the

Buyer's articles of incorporation or bylaws. Except as set forth on Schedule 6.3, no Consent or Regulatory Approval is required for the Buyer's entering into and performance of this Agreement or any of the Transaction Documents to be executed by the Buyer or in connection with the Buyer's consummation of the transactions contemplated by this Agreement.

                  6.4 The Buyer is a subsidiary of Guarantor but has full authority to act for itself, and Buyer is financially capable of consummating each obligation of Buyer under the Transaction Documents.

                  6.5 No Brokers. Buyer has not engaged any person or entity as a broker, finder, or intermediate for or on account of any of the Transactions.

            7. Transfer Taxes and Fees. The Sellers shall pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees, if any, which may be payable with respect to the Transactions and will file all Tax Returns and documentation related thereto. If required by applicable law, the Buyer will join in the execution of any such Tax Return and other documentation.

            8. Closing Deliveries.

                  8.1 Sellers and Members Deliveries. The Sellers and the Members, as applicable, are delivering to the Buyer, the following items and documents concurrently with the execution and delivery of this Agreement:

                              (a) Each Sellers' duly executed counterpart to
such Seller's Bill of Sale;

                              (b) Each Sellers' duly executed counterpart to
such Seller's Assignment and Assumption Agreement;

                              (c) Management Consultant Services' duly executed
counterpart to Management Consultant Services' Assignment and Assumption Agreement;

                              (d) Each Seller's and each Member's duly executed
counterparts to such Seller's and Member's Noncompetition, Nonsolicitation and Confidentiality Agreement;

                              (e) A certificate issued by the Secretary of State
of the State of Louisiana as to the good standing of each of Seller in Louisiana;

                              (f) A certificate of each Seller, dated the
Closing Date, certifying as to: (A) such Seller's articles of organization and as amended, certified by the Secretary of State of the State of Louisiana, together with a certification by such Seller's Secretary that no amendments thereto have been made since such date; (B) the operating agreement of such Seller; (C) the resolutions of the members of each Seller authorizing the entering into and performance of this Agreement and each of the Transaction Documents to which such Seller is a party; and (D) incumbency and signatures of the officers of such Seller signing this Agreement and the Transaction Documents to which such Seller is a party;

                              (g) a consent from each lessor of any Leased Real
Property which is the subject matter of any Unexpired Lease being assigned to the Buyer pursuant to this Agreement;

                              (h) a notification to the Office of Financial
Institutions of the State of Louisiana relinquishing such Seller's license to operate each Branch operated by such seller and enclosing the original of such license for submission to the appropriate authorities by the Buyer.

                              (i) a consent by Softwise, Inc. to the license and
use of the cashwise software, as listed on Schedule 1.1(d), by the Buyer at all Branches of the Sellers commencing on the Closing Date;

                              (j) a certificate of title and bill of sale, duly
executed by the applicable Seller, transferring title to each of the motor vehicles listed on Schedule 1.1(h); and

                              (k) a payoff letter, duly executed by Whitney
National Bank, in respect of the outstanding indebtedness owing from American Check Cashers of Lafayette, LLC and the release of all liens, security interests and encumbrances that Whitney National Bank may have against any of American Check Cashers of Lafayette, LLC's assets.

                  8.2 Buyer's Deliveries. The Buyer is delivering to the Sellers and the Members, as applicable, the following items and documents concurrently with the execution and delivery of this Agreement:

                              (a) the Cash Consideration;

                              (b) the Buyer's duly executed counterpart to each
Seller's Bill of Sale;

                              (c) the Buyer's duly executed counterpart to each
Seller's Assignment and Assumption Agreement;

                              (d) a certificate issued by the Secretary of State
for the State of Louisiana as to the good standing of the Buyer in Louisiana;
and

                              (e) a certificate of the Secretary of the Buyer,
dated the Closing Date, certifying as to: (A) the Buyer's articles of organization, certified by the Secretary of State of the State of Louisiana, together with a certification by the Buyer's Secretary that no amendments thereto have been made since such date; (B) the bylaws of the Buyer; (C) the resolutions authorizing the entering into and performance of this Agreement and each of the Transactions Documents to which the Buyer is a party; and (D) incumbency and signatures of the officers of the Buyer signing this Agreement and the Transaction Documents to which the Buyer is a party.

                  8.3 Guarantor's Deliverables. The Guarantor is delivering to the Sellers and Members, as applicable, the following items and documents concurrently with the execution and delivery of this Agreement:

                              (a) a certificate issued by the Secretary of State
for the State of New York as to the good standing of the Guarantor in the State of New York; and

                              (b) a certificate of the Secretary of the
Guarantor, dated the Closing Date, certifying as to: (A) the Guarantor's articles of incorporation, certified by the Secretary of State of the State of New York, together with a certification by the Guarantor's Secretary that no amendments thereto have been made since such date; (B) the bylaws of the Guarantor; (C) the resolutions authorizing the entering into and performance of this Agreement and each of the Transactions Documents to which the Guarantor is a party; and (D) incumbency and signatures of the officers of the Guarantor signing this Agreement and the Transaction Documents to which the Guarantor is a party.

            9. Post-Closing and Other Covenants.

                  9.1 Further Cooperation. From and after the Closing Date and without further compensation from the Buyer, each Seller shall, and Members shall and shall cause Sellers to, assist and cooperate with the Buyer in effecting the orderly transfer of the Purchased Assets to the Buyer. In addition, at the Buyer's request from time to time, each Seller shall, and Members shall and shall cause Sellers to, execute and deliver to the Buyer such further endorsements, assignments and instruments of transfer and conveyance and take such other actions as the Buyer reasonably requests to transfer, vest or perfect the Buyer's rights in and to the Purchased Assets free and clear of all Adverse Claims and otherwise to accomplish the orderly transfer of the Purchased Assets to the Buyer and to consummate the transactions contemplated by this Agreement. In addition, each Seller and Member shall (i) provide or cause to be provided such written information with respect to themselves and (ii) take or cause to be taken such actions, in each of the foregoing cases, as the Buyer, or any auditor reasonably deems necessary or desirable to complete any audit of such Seller's financial statements. From and after the Closing, each Seller and each Member shall cooperate with the Buyer in connection with, and make available to the Buyer all materials reasonably requested with respect to, the Buyer's preparation of any filing with the Securities and Exchange Commission which may be required by the Buyer related to this Agreement and the transactions contemplated by this Agreement, including without limitation, the filing of a current report on Form 8-K announcing the Closing, and any amendment to such current report thereto, and the filing of financial statements in accordance with Regulation S-X of the Securities Exchange Act of 1934.

            9.2 Maintenance of Books and Records.

                              (a) For a period of three (3) years after the
Closing Date, the Buyer will maintain all Books and Records comprising a part of the Purchased Assets and which were maintained by Sellers on or before the Closing Date and, subject to the execution of an agreement regarding the confidentiality and use thereof in form and substance reasonably acceptable to the Buyer, make copies thereof reasonably available to Sellers and Members and their respective representatives and agents and will also permit the foregoing persons access during normal business hours, all at Sellers' and Members' sole cost and expense, to all such Books and Records, upon reasonable prior written notice to the Buyer, and on terms not disruptive to the business, operation or employees of the Buyer to assist Sellers and Members, as applicable, in completing any Tax or regulatory filings or financial statements required or appropriate to be made by Sellers or Members after the Closing Date with respect to periods before the Closing Date.

                              (b) For a period of three (3) years after the
Closing Date, Sellers will, and Members will and will cause Sellers to, retain in all Books and Records possessed or controlled or to be possessed or controlled by any of Sellers and Members that relate to the Businesses before the Closing Date. The Sellers will, and Members will and will cause Sellers to, permit the Buyer or its representatives and agents access, at the Buyer's sole cost and expense, to all of such Books and Records upon reasonable prior written notice for any reasonable business purpose, and on terms not disruptive to the business, operation or employees of Sellers.

                  9.3 Use of Names. From and after the Closing Date, each Seller and Member will cease to use the names "American Check Cashers", "Check Cashing Center of Louisiana", and "cash.com" (collectively, the "Names"), and will take such actions as the Buyer reasonably requests to permit the Buyer to use the Names. Within fifteen (15) days after the Closing Date, each Seller shall change its legal name so as to remove all references to any Name and each Member shall cause all other businesses owned by it to cease using any of the Names and change the legal name of all entities owned by such Member.

                  9.4 Receivables/Loans; Retained Checks and Retained Loans.

                              (a) If, at any time after the Closing Date, any
Seller or Member shall receive any payments on account of any of the Receivables transferred to Buyer or Loans or any amounts payable to the Buyer pursuant to any of the Assumed Contracts or other rights to payment constituting a part of the Purchased Assets, then such Seller or Member shall hold such funds in trust for, and shall promptly remit (and Members shall cause Sellers to remit promptly) such funds to the Buyer immediately upon receipt thereof. Each Seller hereby, effective from and after the Closing Date, authorizes and grants to the Buyer (acting through any one or more of the Buyer's authorized representatives or agents) a power of attorney to endorse any Seller's name on any check or any other remittances received by a Seller or Sellers on account of the Receivables and Loans or rights to payment. The foregoing power of attorney is coupled with an interest and is irrevocable.

                              (b) If at any time after the Closing Date, the
Buyer shall receive any payments on account of any of the Retained Checks or Retained Loans, then the Buyer shall hold such funds in trust for, and shall promptly remit such funds to the applicable Seller immediately upon receipt thereof.

                  9.5 UCC Termination Statements. Sellers and Members shall cause to be filed, within fifteen (15) days after the Closing Date, a termination statement which terminates each of the following UCC-1 Financing
Statements:

                              (a) UCC-1 Financing Statement No. 40-055278 filed
in Rapides Parish, Louisiana naming Red River Bank as secured party and Alexandria Financial Services, LLC d/b/a American Check Cashers, as debtor;

                              (b) UCC-1 Financing Statement No.28-396760 filed
in Lafayette Parish, Louisiana naming TBS Financial Inc. as secured party and Alexandria Financial Services LLC as debtor; and

                              (c) UCC-1 Financing Statement No. 17-1228760 filed
in East Baton Rouge Parish, Louisiana naming Whitney National Bank as secured party and American Check Cashers of Lafayette, LLC debtor.

            10. Indemnification.

                  10.1 Survival. Subject to the last three (3) sentences of this
Section 10.1, any indemnification provided for in this Agreement shall be asserted and/or a claim made for the same on or prior to midnight, local Lafayette, Louisiana time, on July 31, 2006, except that the right of any Buyer Indemnified Party or Seller Indemnified Party, as applicable, to assert indemnification claims (a) with respect to the representations and warranties set forth in Sections 5.8 or 5.21, (b) with respect to any breach of any of the covenants or agreements under Section 9, (c) under Sections 10.2(e) or 10.2(f) (including any Third Party Claim relating thereto), and (d) under Section 10.3(d) (including any Third Party Claim relating thereto), shall in all cases survive until the date which is ninety (90) days after date on which statute of limitations applicable to the subject matter addressed thereunder for which indemnification is sought expires. The rights of any Buyer Indemnified Party to assert indemnification claims under Sections 10.2(c) and 10.2(d) as to any particular matter shall survive until the date which is the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date which is ninety
(90) days after the date on which the statute of limitations applicable to such matter expires. Any indemnification claim timely asserted that would otherwise terminate in accordance with this Section 10.1 will continue to survive until the claim has been satisfied or otherwise resolved. The right to assert any claim with respect to any representation or warranty contained in this Agreement or in any certificate, document or instrument delivered at the Closing with respect thereto made with actual fraud shall indefinitely survive the Closing.

                  10.2 Sellers and Members Indemnification. Subject to the provisions of Section 10.1 above and the provisions of Section 10.4 below, from and after the Closing Date, each Seller and Member shall jointly and severally indemnify and hold harmless the Buyer and any person and/or entity which controls, is controlled by, or under common control with (within the meaning of the Securities Act of 1933, as amended) the Buyer or any such affiliate, and each of their respective directors and officers, and the successors and assigns and executors and estates of any of the foregoing (collectively the "Buyer Indemnified Parties") from and against all Indemnifiable Losses imposed upon, incurred by, or asserted against any of Buyer Indemnified Parties resulting from, relating to or arising out of:

                              (a) any misrepresentation or breach of any
warranty by any Seller or any Member contained in this Agreement or any document, instrument, or certificate delivered by any Seller or any Member to the Buyer at the Closing;

                              (b) any breach or non-fulfillment of any covenant
or agreement to be performed by any Seller or any Member under this Agreement;

                              (c) any and all Liabilities arising out of or
relating to the conduct of any of the Businesses prior to the Closing;

                              (d) any and all of the Retained Liabilities;

                              (e) any non-compliance by any Seller with
applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers, preferential transfers and similar transactions;

                              (f) any action, claim or demand by any holder of
any Seller's membership interests or securities, whether debt or equity;

                              (g) any Third Party Claim against any Buyer
Indemnified Party arising out of any of the foregoing.

                  10.3 Buyer Indemnification. Subject to the provisions of
Section 10.1 above and the provisions of Section 10.4 below, from and after the Closing Date, the Buyer will indemnify and hold harmless each Seller and Member and any person and/or entity which controls, is controlled by, or under common control with (within the meaning of the Securities Act of 1933, as amended) such Seller or any such affiliate, and each of their respective directors and their officers and the successors and assigns and executors and estates of any of the foregoing (collectively the "Seller Indemnified Parties") from and against all Indemnifiable Losses imposed upon, incurred by, or asserted against any of Seller Indemnified Parties resulting from, relating to and arising out:

                              (a) any misrepresentation or breach of any
warranty by the Buyer or the Guarantor contained in this Agreement or any document, instrument, or certificate delivered by Buyer or the Guarantor to the Sellers or the Members at the Closing;

                              (b) any breach or non-fulfillment of any covenant
or agreement to be performed by any Buyer under this Agreement;

                              (c) any and all of the Assumed Liabilities;

                              (d) any non-compliance by the Buyer with
applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers and preferential transfers with respect to the Purchased Assets after the Closing Date; and

                              (e) any Third Party Claim against any Seller
Indemnified Party arising out of any of the foregoing.

                  10.4 Limitations.

                              (a) The Sellers' and the Members' obligation to
make indemnification payments to the Buyer Indemnified Parties, on the one hand, and the Buyer's obligation to make indemnification payments to the Seller Indemnified Parties, on the other hand, shall not arise until the aggregate amount of all Indemnifiable Losses claimed by the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceeds $50,000 (the

"Threshold Amount"). Once the aggregate amount of Indemnifiable Losses claimed by the Buyer Indemnified Parties under Section 10.2, on the one hand, or by the Seller Indemnified Parties under Section 10.3, on the other hand, exceeds the Threshold Amount, the Buyer Indemnified Parties and the Seller Indemnified Parties, as the case may be, shall then be entitled to recover all such Indemnifiable Losses, including those Indemnifiable Losses that were used to reach the Threshold Amount. The foregoing Threshold Amount limitation shall not apply to, and the determination of whether the Threshold Amount has been reached shall not include, any Indemnifiable Losses incurred by any Buyer Indemnified Party with respect to any of the Excepted Matters or the Noncompliance Matters (each as defined in Section 10.4(b)) or any representation or warranty made by any Seller or Member, on the one hand, or the Buyer or the Guarantor, on the other hand, in this Agreement or in any certificate, document or instrument delivered by any such Seller, Member, Buyer or Guarantor at the Closing with respect thereto made with actual fraud..

                              (b) In no event shall the Sellers' and the
Members' aggregate obligation to make indemnification payments to the Buyer Indemnified Parties on account of Indemnifiable Losses with respect to (i) any breach of Section 5.8 or Section 5.21, (ii) any claims under Section 10.2(e) or
Section 10.2(f), including any Third Party Claim relating thereto, and (iii) any failure to perform any covenant under Section 9 (collectively, the "Excepted Matters") exceed an amount equal to the Cash Consideration. In no event shall the Sellers' and Members aggregate obligation to make indemnification payments to the Buyer Indemnified Parties on account of any Third Party Claim arising out of or relating to any Seller's non-compliance with any Requirement of Law pertaining the origination, servicing or collection of consumer loans including any Requirements of Law regarding usury, truth in lending, consumer credit protection, equal credit opportunity or disclosure (collectively, the "Noncompliance Matters") exceed an amount equal to seventy percent (70%) of the Cash Consideration. In no event shall the Sellers' and the Members' aggregate obligation to make indemnification payments to the Buyer Indemnified Parties on account of Indemnifiable Losses with respect to any matters other than the Excepted Matters and the Noncompliance Matters exceed an amount equal to thirty percent (30%) of the Cash Consideration. None of the foregoing limitations shall apply to any claim with respect to any representation or warranty made by any Seller or Member in this Agreement or in any certificate, document or instrument delivered by any Seller or Member at the Closing with respect thereto made with actual fraud.

                              (c) In no event shall the Buyer's aggregate
obligation to make indemnification payments to the Seller Indemnified Parties on account of Indemnifiable Losses exceed an amount equal to thirty percent (30%) of the Cash Consideration. The foregoing limitation shall not apply to any claim with respect to any representation or warranty made by the Buyer in this Agreement or in any certificate, document or instrument delivered by the Buyer at the Closing with respect thereto made with actual fraud.

                  10.5 Reassignment of Loans and Notes. If any Seller or Member is required to make any indemnification payment to any Buyer Indemnified Party for any breach of any of the representations and warranties contained in any of Sections 5.16(b) - 5.16(n), inclusive, and the amount of any such indemnification payment actually paid to the Buyer Indemnified Party equals or exceeds the aggregate amount then due under the Loan(s) and Notes(s) with respect to which such indemnification payment is made, then the Buyer will reassign such Loan(s) and Note(s), without recourse, to the Seller from whom the Buyer purchased such Loan(s) or Note(s).

                  10.6 Set-Off. Without limiting any other right or remedy of the Buyer, whether under this Agreement or in law, equity or otherwise, the Buyer shall have the right and option to set-off against the amounts, if any, payable to Sellers pursuant to any of the Contingent Consideration provisions of this Agreement as against any Indemnifiable Losses for which any or all of Sellers or Members are liable.

                  10.7 No Third Party Beneficiaries. No insurance company or any other third party, except for Buyer Indemnified Parties and Seller Indemnified Parties, shall be a beneficiary of Seller's or Buyer's indemnification obligations under this Agreement and in no way shall any obligations of any insurance company or other third party be reduced or mitigated as a result of this Agreement.

            11. Expenses. Except as expressly provided in this Agreement, the Parties shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement and the performance of the transactions contemplated by this Agreement including all fees and costs and expenses of their respective accountants and legal counsel.

            12. Public Announcements. None of the Parties shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the execution or substance of this Agreement or the Closing prior to the consultation with and approval of the other Parties, except that the Buyer may, after the Closing, or if the Buyer or its counsel deem it necessary to comply with the Buyer's obligations under applicable federal or state securities laws, prior to the Closing, issue any such report, statement, press release or similar item or make any such public disclosure.

            13. Sellers' and Members' Representative.

                              (a) Each Seller (other than Southern) and Member
hereby constitutes and appoints Jerry W. Brents as such Seller's and Member's representative (the "Sellers' and Members' Representative") and as such Seller's and Member's true and lawful attorney-in-fact, with full power in such person's name and on such person's behalf:

                                    (i) to act on such Seller's and Member's
behalf according to the terms of this Agreement with respect to all matters pertaining to any Seller other than Southern including the power: (A) to act pursuant to Section 2.5 with respect to the Contingent Consideration to the extent that any dispute with respect thereto pertains to any Seller other than Southern; (B) to consent to the assignment of rights under this Agreement to the extent that any such assignment pertains to any Seller other than Southern; (C) to give and receive notices on behalf of such Seller and Member to the extent that any such notice pertains to any Seller other than Southern; (D) to amend this Agreement or waive any provision of this Agreement to the extent that any such amendment or waiver pertains to any Seller other than Southern; (E) to resolve any dispute to the extent that any such dispute pertains to any Seller other than Southern; and (F) to act on such Seller's and Members' behalf in connection with any matter as to which such Seller or Member is, jointly with Seller or any of the other Members, obligated to indemnify and Buyer Indemnified Party under Section 10.2 or is, jointly with Seller or any of the other Members, a Seller Indemnified Party under Section 10.3 to the extent that any such matter pertains to any Seller other than Southern, all in the absolute discretion of the Sellers' and Members' Representative; and

                                    (ii) in general, to do all things and to
perform all acts, including executing and delivering all agreements, certificates, receipts, instructions an other instruments contemplated by or deemed advisable in connection with this Agreement to the extent that any such acts pertain to any Seller other than Southern.

                              (b) Southern and each Member hereby constitutes
and appoints Keith D. Chunn as Southern's and such Member's representative (the "Southern Representative") and Southern's and such Member's true and lawful attorney-in-fact, with full power in such person's name and on its behalf:

                                    (i) to act on Southern's and such Member's
behalf according to the terms of this Agreement with respect to all matters pertaining to Southern, including the power: (A) to act pursuant to Section 2.5 with respect to the Contingent Consideration to the extent that any dispute with respect thereto pertains to Southern; (B) to consent to the assignment of rights under this Agreement to the extent that any such assignment pertains to Southern; (C) to give and receive notices on behalf of Southern to the extent that any such notice pertains to Southern; (D) to amend this Agreement or waive any provision of this Agreement to the extent that any such amendment or waiver pertains to Southern; (E) to resolve any dispute to the extent that any such dispute pertains to Southern; and (F) to act on Southern's behalf in connection with any matter as to which Southern is, jointly with any other Seller or any Member, obligated to indemnify any Buyer Indemnified Party under Section 10.2 or is, jointly with any other Seller or any Member, a Seller Indemnified Party under Section 10.3 to the extent that any such matter pertains to Southern, all in the absolute discretion of the Southern Representative; and

                                    (ii) in general, to do all things and to
perform all acts, including executing and delivering all agreements, certificates, receipts, instructions an other instruments contemplated by or deemed advisable in connection with this Agreement to the extent that any such acts pertain to Southern.

                              (c) These powers of attorney, and all authority
hereby conferred, are granted subject to the interests of the Sellers, the Members, the Buyer and the Buyer Indemnified Parties under this Agreement and in consideration of the mutual covenants and agreements made in this Agreement, and shall be irrevocable and shall not be terminated by any act of any Seller or Member or, except as otherwise prohibited by applicable law, by operation of law, whether by the bankruptcy, liquidation or dissolution of any Seller or the bankruptcy, death or incapacity of any Member or by the occurrence of any other event. Each Seller and Member hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Sellers' and Members' Representative or the Southern Representative, as applicable, under this Agreement.

                              (d) Each decision, act (or failure to act),
consent or instruction of the Sellers' and Members' Representative or the Southern Representative, as applicable, with respect to any of the matters described in this Section 13 shall constitute a decision of all of Sellers and Members and shall be final, binding and conclusive upon each Seller and Member. The Buyer and any Buyer Indemnified Party shall be entitled to rely upon any decision, act (or failure to act), consent or instruction of the Sellers' and Members' Representative or the Southern Representative, as applicable, as being the decision, act, consent or instruction of each and every Seller and Member. In addition, the Buyer and any Buyer Indemnified Party shall be entitled to rely upon any document or other paper delivered by the Sellers' and Members' Representative or the Southern Representative (i) as being genuine and correct and (ii) as having been duly signed or sent by Sellers' and Members' Representative or the Southern Representative, as applicable. None of the Buyer or any Buyer Indemnified Party shall have any obligation and liability of any kind to any of Sellers or Members for any decision, act, consent, instruction or omission of the Sellers' and Members' Representative or the Southern Representative, as applicable.

            14. Governing Law; Parties in Interest; Assignment.

                              (a) This Agreement shall be governed and construed
in accordance with the laws of the State of Louisiana without regard to what other laws might apply under the conflict or choice of laws principles of Louisiana or any other jurisdiction, and will bind and inure to the benefit of the successors, permitted assigns and legal representatives of each Seller, each Member and the Buyer.

                              (b) This Agreement is not intended to, and does
not, create any rights in or confer any benefits upon anyone other than each of Sellers, Members, and the Buyer and Guarantor, and, as and to the extent expressly provided in this Agreement, the Buyer Indemnified Parties and the Seller Indemnified Parties.

                              (c) The Sellers and the Members, on the one hand,
and the Buyer, on the other hand, may not assign all or any portion of the Agreement to any other person or entity without the prior written consent of the other Parties, except that the Buyer may assign any or all of its rights and interests under this Agreement: (A) at any time after the Closing to any of the Buyer's affiliates, or (B) at any time before, concurrently with or after the Closing, as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Buyer or any of the Buyer's affiliates, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, Buyer may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of the Buyer's assets or any of the Businesses acquired under this Agreement; or (b) as a matter of law to the surviving entity in any merger or consolidation to which the Buyer is a party; provided, that if any such assignment is to occur before the expiration of the Contingency Period, then the Buyer shall pay the full amount of the Contingent Consideration as provided for in Section 2.5.

            15. Guaranty. Guarantor hereby guarantees all obligations, warranties and representations of the Buyer set forth in this Agreement. Guarantor's obligations under this Section 15 shall be subject to all rights, claims, counterclaims, causes of action, defenses and remedies to which the Guarantor or the Buyer may be entitled. The Guarantor represents and warrants to Sellers and Members that the execution, delivery and performance of its obligations under this Section 15 and the consummation thereof do not and will not: (a) violate any Requirements of Law applicable to the Guarantor or any Order to which the Guarantor is subject or by which the Guarantor's properties are bound; or (ii) conflict with, or result in the breach of, or constitute (or with or without the passage of time or the giving of notice or both might constitute) a default under any of the Guarantor's articles of incorporation or bylaws. No Consent or Regulatory Approval is required for the Guarantor's entering into and performance of its obligations under this Section 15.

            16. Notices. All notices required to be given to any of the Parties shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 16, for all purposes when presented personally to such Party or sent by certified or registered mail, in each case with proper postage or other charges prepaid to such Party at the addresses set forth below each Party's signature line on the signature pages to this Agreement. Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, or five (5) business days after the date mailed if mailed by certified or registered mail.

            17. Headings. The section headings contained in this Agreement are inserted for convenience only and are not intended to define or limit the contents or substance of any such section.

            18. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any right or remedy under this Agreement shall be effective unless such waiver is in writing and singed by the Party to be charged with such waiver. No waiver by any Party shall be deemed to extend to any prior or subsequent or breach of this Agreement or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

            19. Entire Agreement; Counterparts. This Agreement, all of the Schedules attached to this Agreement, each of which are incorporated into and made a part of this Agreement, each of the Transaction Documents delivered or to be delivered pursuant to this Agreement, and that certain letter agreement among the Buyer, the Sellers, Davidson, Meaux, Sonnier & McElligott and the other signatories thereto, dated January 31, 2005, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, whether written or oral, with respect to the subject matter of this Agreement. This Agreement may be executed in any one or more counterparts (including by facsimile), each of which shall be an original and all of which when taken together shall constitute one and the same instrument.

            20. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                              (a) "Assignment and Assumption Agreement" shall
mean, with respect to each Seller, the Assignment and Assumption Agreement being executed and delivered by such Seller, or Management Consultant Services, as applicable, and the Buyer with respect to such matters being assumed by the Buyer pursuant to this Agreement.

                              (b) "Bill of Sale" shall mean, with respect to
each Seller, the Bill of Sale being executed and delivered by such Seller and the Buyer with respect to the Purchased Assets being sold by such Seller to the Buyer pursuant to this Agreement.

                              (c) "Buyer Indemnified Parties" has the meaning
set forth in Section 10.32.

                              (d) "Consent" shall mean any consent or approval
from any person or entity other than Governmental or Regulatory Authority.

                              (e) "Contingent Consideration" shall have the
meaning set forth in Section 2.5(a).

                              (f) "Contracts" shall mean, with respect to any
Seller, all agreements, leases, contracts, purchase orders and other commitments or arrangements of any kind, whether written or oral, affecting or relating to any of the Purchased Assets, the Assumed Liabilities or the Business of such Seller.

                              (g) "Employee Benefit Plans" means, with respect
to any Seller, (a) all employee benefit plans, as defined in Section 3(3) of ERISA and (b) all other deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus, medical and other employee benefit or fringe benefit plans or arrangements, maintained by such Seller or any ERISA Affiliate of such Seller within the previous six plan years or with respect to which contributions are or were (within such six year period) made or required to be made by such Seller or any ERISA Affiliate or with respect to which such Seller has any liability.

                              (h) "ERISA" shall mean the Employment Retirement
Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended.

                              (i) "Indemnified Losses" shall mean all losses,
liabilities, obligations, claims, demands, damages, penalties, reasonable settlements, causes of action, and costs and expenses including all reasonable attorneys' fees, expenses and disbursements and court costs including those incurred in connection with the enforcement of this Agreement (including Section
10).

                              (j) "EBITDA" shall mean, with respect to the
Contingency Period, the aggregate unaudited net income (excluding extraordinary gains or losses) of the Branches during the Contingency Period, plus (a) any interest expense (net of any interest income) attributable to the Branches, whether paid or accrued and whether or not capitalized, to the extent deducted in determining net income for such Contingency Period, plus (b) provision for Taxes based on income or profits of the Branches to the extent deducted in determining net income for such Contingency Period, plus (c) depreciation expense attributable to the Branches to the extent deducted in determining net income for such Contingency Period, plus (d) amortization expense (including (i) amortization of goodwill and other intangibles and (ii) any amortization attributable to any purchase accounting "write-up" resulting from the transactions contemplated by this Agreement) attributable to the Branches to the extent deducted in computing net income for such Contingency Period, all as reflected on the statement of income and expense for the Branches during the Contingency Period, which statement shall be prepared by Buyer in accordance with the cash method of tax accounting following U.S. federal income tax regulations consistently applied with the Sellers' operations through October 31, 2004. For purposes of calculating EBITDA, (A) operating expenses shall be based on actual operating expenses incurred not to exceed $2,648,170 (which is the amount equal to all of the Sellers' aggregate operating expenses for the trailing twelve month period ended October 31, 2004), and (B) if, during the Contingency Period, either (1) the Buyer does not offer its customers utility bill payment services at any of the Branches or (2) the Buyer does offer its customers utility bill payment services at any of the Branches but receives less than $103,000 in total revenue during the Contingency Period for such services, then the Buyer will be deemed to have received $103,000 in total revenue during the Contingency Period for such services irrespective of the actual revenue received by the Buyer during the Contingency Period for such services. Notwithstanding the foregoing, none of the revenues or expenses relating to any of the Branches mentioned in Section 2.1(a)(ii) and the Branch located at 616 Jefferson Street, Lafayette, Louisiana shall be included in the calculation of EBITDA.

                              (k) "Legal Proceeding" has the meaning set forth
in Section 5.14.

                              (l) "Liabilities" shall mean all obligations and
liabilities of any kind or nature, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                              (m) "Loan" shall mean, with respect to each
Seller, each payday and other loan made by such Seller to any of its customers or otherwise acquired by such Seller which is outstanding as of the opening of business on the Closing Date except for the Retained Loans and the Excluded Receivables listed in Section 1.1(a).

                              (n) "Management Consultant Services" shall mean
Management Consultant Services, Inc., a Louisiana corporation.

                              (o) "Noncompetition Agreements" shall mean, with
respect to each Seller and each Member, the Noncompetition, Nonsolicitation and Confidentiality Agreement being executed and delivered by such Seller and Member, as applicable, and the Buyer at the Closing.

                              (p) "Names" has the meaning set forth in Section
9.3.

                              (q) "Note" shall mean any note or other evidence
of indebtedness issued in connection with any Loan or sale of any Loan.

                              (r) "Order" shall mean any order, writ,
injunction, judgment, decree or other determination of any court or arbitrator or any governmental or regulatory authority, whether preliminary or final.

                              (s) "Permits" shall mean, with respect to any
Seller, all governmental or regulatory franchises, permits, licenses, submissions and approvals necessary for the lawful operation of such Seller's Business and Branches.

                              (t) "Regulatory Approval" shall mean any consent,
approval, authorization, filing, registration or qualification with any governmental or regulatory authority.

                              (u) "Requirement of Law" shall mean any federal,
state or local laws, statues, ordinances, rules, regulations or governmental or regulatory pronouncements having the effect of law.

                              (v) "Restrictive Covenants" shall mean, with
respect to any Seller, all restrictive covenants prohibiting competition, solicitation of employees, vendors, suppliers, customers, agents and independent contractors, and the use and disclosure of confidential information and similar covenants which run in favor of such Seller.

                              (w) "Retained Checks" shall mean, with respect to
each Seller, all checks first deposited by such Seller prior to July 31, 2003 and returned unpaid.

                              (x) "Retained Loans" shall mean, with respect to
each Seller, each payday and other loan made by such Seller to any of its customers or otherwise acquired by such Seller which is outstanding as of the opening of business on the Closing Date and that had an original maturity date of July 31, 2003 or earlier.

                              (y) "Seller Indemnified Parties" has the meaning
set forth in Section 10.23.

                              (z) "Sellers' and Members' Representative" shall
have the meaning set forth in Section 13(a).

                              (aa) "Southern Representative" shall have the
meaning set forth in Section 13(b).

                              (bb) "Taxes" shall mean all taxes including
income, gross receipts, franchise, payroll, employment, social security, unemployment, sales, use and other taxes and penalties and interest with respect thereto.

                              (cc) "Tax Returns" shall mean any federal, state
and local return, report and other submissions required to be filed in connection with the calculation of any Taxes.

                              (dd) "Third Party Claim" shall mean any claim or
demand asserted by any third party.

                              (ee) "Transaction Documents" shall mean this
Agreement, the Bills of Sale, the Assignment and Assumption Agreements, the Noncompetition Agreements and all other agreements, certificates, instruments and documents that are executed and delivered by any Seller, any Member, the Buyer, Guarantor or any of them to effectuate the transactions contemplated by this Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as on the date set forth above.

                                       BUYER:

                                       CHECK MART OF LOUISIANA, INC.


                                       By:  /s/ Pete Sokolowski
                                          --------------------------------------
                                            Name: Pete Sokolowski
                                            Title: Vice President

                                       Addresses for Notices:

                                       Check Mart of Louisiana, Inc.
                                       c/o Dollar Financial Group, Inc.
                                       1436 Lancaster Avenue
                                       Berwyn, Pennsylvania 19312
                                       Attention: President

                                       In each case, with a copy to:

                                       Pepper Hamilton LLP
                                       400 Berwyn Park
                                       899 Cassatt Road
                                       Berwyn, Pennsylvania 19312
                                       Attention: Christopher A. Rossi, Esquire

                  [signature pages to Asset Purchase Agreement]

                                        GUARANTOR:

                                        DOLLAR FINANCIAL GROUP, INC.


                                        By: /s/ Pete Sokolowski
                                           -------------------------------------
                                            Name: Pete Sokolowski
                                            Title: Vice President

                                        Addresses for Notices:

                                        Dollar Financial Group, Inc.
                                        1436 Lancaster Avenue
                                        Berwyn, Pennsylvania 19312
                                        Attention: President

                                        In each case, with a copy to:

                                        Pepper Hamilton LLP
                                        400 Berwyn Park
                                        899 Cassatt Road
                                        Berwyn, Pennsylvania 19312
                                        Attention: Christopher A. Rossi, Esquire

                  [signature pages to Asset Purchase Agreement]

                                      SELLERS:

                                      ALEXANDRIA FINANCIAL SERVICES, LLC


                                      By: /s/ Jerry W. Brents
                                         ---------------------------------------
                                             Jerry W. Brents, Manager


                                      By: /s/ D. Keith Chunn
                                         ---------------------------------------
                                             D. Keith Chunn, Manager


                                      By: /s/ Julie Brents Bouligny
                                         ---------------------------------------
                                             Julie Brents Bouligny, Manager

                                      Addresses for Notices:

                                      Alexandria Financial Services, LLC
                                      c/o Sellers' and Member's Representative
                                      600 Jefferson Street, Suite 1402
                                      Lafayette, LA 7501
                                      Attention: Jerry W. Brents

                                      In each case, with a copy to:

                                      Davidson, Meaux, Sonnier & McElligott LLP
                                      810 South Buchanan Street
                                      Lafayette, Louisiana 70583
                                      Attention: James J. Davidson, III, Esquire

                  [signature pages to Asset Purchase Agreement]

                                    ALEXANDRIA ACQUISITION, LLC

                                    By: Alexandria Financial Services, LLC, its
                                        sole member

                                    By:  /s/ Jerry W. Brents
                                        ----------------------------------------
                                            Jerry W. Brents, Manager

                                    By:  /s/ D. Keith Chunn
                                        ----------------------------------------
                                            D. Keith Chunn, Manager

                                    By:  /s/ Julie Brents Bouligny
                                        ----------------------------------------
                                            Julie Brents Bouligny, Manager

                                    Addresses for Notices:

                                    Alexandria Acquisition, LLC
                                    c/o Sellers' and Member's Representative
                                    600 Jefferson Street, Suite 1402
                                    Lafayette, LA 7501
                                    Attention: Jerry W. Brents

                                    In each case, with a copy to:

                                    Davidson, Meaux, Sonnier & McElligott LLP
                                    810 South Buchanan Street
                                    Lafayette, Louisiana 70583
                                    Attention: James J. Davidson, III, Esquire

                  [signature pages to Asset Purchase Agreement]

                                   AMERICAN CHECK CASHERS OF
                                   LAFAYETTE, LLC

                                   By: Management Consultant Services, Inc., its Manager


                                   By: /s/ Jerry W. Brents
                                      ------------------------------------------
                                        Jerry W. Brents, President

                                   Addresses for Notices:

                                   American Check Cashers of Lafayette, LLC
                                   c/o Sellers' and Member's Representative
                                   600 Jefferson Street, Suite 1402
                                   Lafayette, LA 7501
                                   Attention:  Jerry W. Brents

                                   In each case, with a copy to:

                                   Davidson, Meaux, Sonnier & McElligott LLP
                                   810 South Buchanan Street
                                   Lafayette, Louisiana 70583
                                   Attention: James J. Davidson, III, Esquire

                  [signature pages to Asset Purchase Agreement]

                                 ACC OF LAKE CHARLES, LLC

                                 By: American Check Cashers of Lafayette, LLC, its sole member

                                 By: Management Consultant Services, Inc.,
                                 Manager of American Check Cashers of Lafayette, LLC


                                 By:   /s/ Jerry W. Brents
                                    --------------------------------------------
                                        Jerry W. Brents, President

                                 Addresses for Notices:

                                 ACC of Lake Charles, LLC
                                 c/o Sellers' and Member's Representative
                                 600 Jefferson Street, Suite 1402
                                 Lafayette, LA 7501
                                 Attention: Jerry W. Brents

                                 In each case, with a copy to:

                                 Davidson, Meaux, Sonnier & McElligott LLP
                                 810 South Buchanan Street
                                 Lafayette, Louisiana 70583
                                 Attention: James J. Davidson, III, Esquire

                  [signature pages to Asset Purchase Agreement]

                                   SOUTHERN FINANCIAL SERVICES OF
                                   LOUISIANA, LLC

                                   By:  /s/ Jerry W. Brents
                                       -----------------------------------------
                                           Jerry W. Brents, Manager

                                   By:  /s/ D. Keith Chunn
                                       -----------------------------------------
                                           D. Keith Chunn, Manager

                                   By:  /s/ Julie Brents Bouligny
                                       -----------------------------------------
                                           Julie Brents Bouligny, Manager

                                   Addresses for Notices:

                                   Southern Financial Services of Louisiana, LLC c/o Southern Representative
                                   600 Jefferson Street, Suite 1402
                                   Lafayette, LA 7501
                                   Attention: D. Keith Chunn

                                   In each case, with a copy to:

                                   Davidson, Meaux, Sonnier & McElligott LLP
                                   810 South Buchanan Street
                                   Lafayette, Louisiana 70583
                                   Attention: James J. Davidson, III, Esquire

                  [signature pages to Asset Purchase Agreement]

                                MEMBERS:

                                 /s/ Jerry W. Brents
                                ------------------------------------------------
                                Jerry W. Brents, Individually

                                 /s/ Julie Brents Bouligny
                                ------------------------------------------------
                                Julie Brents Bouligny, Individually

                                 /s/ D. Keith Chunn
                                ------------------------------------------------
                                D. Keith Chunn, Individually


                                JULIE K. BRENTS REVOCABLE TRUST

                                By: /s/ Jerry W. Brents
                                   ---------------------------------------------
                                   Jerry W. Brents, Trustee

                                By:  /s/ Kathryn Jennette Raper Brents
                                   ---------------------------------------------
                                   Kathryn Raper Brents, Trustee


                                THE BRENTS COMPANY, LLC


                                By: Management Consultant Services, Inc., its Manager

                                By:  /s/ Jerry W. Brents
                                   ---------------------------------------------
                                      Jerry W. Brents, President


                                JWB 2004 GRANTOR RETAINED ANNUITY TRUST NO. 1

                                By:  /s/ Kathryn Jennette Raper Brents
                                   ---------------------------------------------
                                      Kathryn Jennette Raper Brents, Trustee


                                JWB 2004 GRANTOR RETAINED ANNUITY TRUST NO. 2

                                By:  /s/ Kathryn Jennette Raper Brents
                                   ---------------------------------------------
                                      Kathryn Jennette Raper Brents, Trustee


                                KJB 2004 GRANTOR RETAINED ANNUITY TRUST NO. 1

                                By:  /s/ Jerry W. Brents
                                   ---------------------------------------------
                                      Jerry W. Brents, Trustee

                  [signature pages to Asset Purchase Agreement]

                                             KJB 2004 GRANTOR RETAINED ANNUITY
                                             TRUST NO. 2


                                             By:  /s/ Jerry W. Brents
                                                --------------------------------
                                                   Jerry W. Brents, Trustee

                  [signature pages to Asset Purchase Agreement]